Exhibit 99.1

NEWS RELEASE

For further information:

Mike O’Sullivan

Teradata Corporation

(937) 242-4786

mike.osullivan@teradata.com

For Release on January 24, 2011

Teradata Completes Acquisition of Aprimo

Creates new powerhouse in Integrated Marketing Management

INDIANAPOLIS, IN – Teradata (NYSE: TDC), the world’s largest company solely focused on data warehousing and enterprise analytics, has completed its acquisition of Aprimo, a global leader in cloud-based integrated marketing software. Together, the two innovators will drive the future of integrated marketing, enabling corporations to optimize marketing performance with more detailed, comprehensive insights from a universe exploding with big data.

To view the multimedia version of this news release, please click here.

Marketing executives will be among the first to benefit from the combined capabilities of Aprimo and Teradata. An Argyle Group and Aprimo CMO survey recently identified top executive marketing challenges, which include integrating campaigns across proliferating digital and traditional channels, the elimination of data silos that inhibit results analysis and metrics – and proving ROI on marketing. Aprimo has resolved these challenges with a fully integrated suite for hundreds of customers, including 36 of the Fortune 100. Among these are Target Corporation, Warner Bros. Inc., and Nestle S.A.

The acquisition will immediately put Teradata in a market-leading position in Integrated Marketing Management. Teradata will build on this strong position and plans to expand its application portfolio into other high value business applications, including those that drive insights from the ever-growing volumes of big data – a complex phenomenon that is expanding marketing opportunities with an explosive number of new data sources.

This phenomenon is driven by consumers who are adopting new digital channels and information sources to connect, converse and shop. The integration of global social media insight and unstructured data with detailed information collected from customer touch points transforms the enterprise data warehouse gold mine into an analytic diamond mine. Combined with Aprimo’s Integrated Marketing Management suite, marketers gain unprecedented insight and power to create differentiated customer experiences. This is the definitive sweet spot for business transformation created by the combined capabilities of Teradata and Aprimo.

Aprimo will be integrated into Teradata’s operations, and the Aprimo organization will support Teradata’s applications strategy, including development, marketing, sales, and services.

“Today is a significant step forward in our successful journey in being the recognized leader of Integrated Marketing Management solutions. The combination of our teams and solutions will enable us to continue accelerating growth, fueling innovation for our customers and rapidly expanding our global presence,” said Bill Godfrey, president of Aprimo, which will remain located in Indianapolis. “With these combined assets, we look forward to delivering world-class applications that will uniquely benefit our customers, partners and provide a vibrant environment for Aprimo’s team.”

“To achieve profitable and sustainable growth, companies need better analytical insight. Together, Teradata and Aprimo will help them find areas to reduce costs, optimize performance and gain the insight and agility needed to close the gap between strategy and execution,” said Darryl McDonald, Teradata executive vice president, Applications, Business Development, and CMO. “Our goal is to be a trusted advisor and provide business applications that offer proven results and deliver lasting value.”

Supporting Quotes

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“The addition of Aprimo’s capabilities and marketing solutions to the Teradata portfolio makes good sense for marketers in search of a broader, integrated solution for database-driven CRM. We are intrigued by the combination and believe it is well worth exploring opportunities for improved targeting and analytics in conjunction with our successful use of Teradata Relationship Manager within a Teradata Enterprise Data Warehousing environment.” Marc Oppenheimer, vice president of relationship marketing for Station Casinos

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“The integration of people, processes and technology to drive ROMI is the true value proposition underlying IMM (formerly known as Enterprise Marketing Management). By 2014, companies that develop an IMM strategy will deliver a 50% higher ROMI than those that don’t.” “With continued pressure on marketing budgets and accountability, marketing leaders and chief marketing officers (CMOs) need a foundation that enables them to integrate people and processes across the marketing ecosystem for planning, financial management and performance management, as well as to balance the channel mix (online/offline, traditional media and social media).” Kim Collins, Gartner – Focus on Integrated (Rather Than Enterprise) Marketing Management 6/10/10

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“Besides being a growth category – our last forecast estimated that this market is growing at roughly 17% – campaign management is mission critical. It is the fundamental technology that allows marketers to use customer data to develop relevant, multichannel communications. Simply put, it unlocks the value in customer data. This is particularly timely given the unprecedented growth in data volumes, driven primarily by the popularity of online, social, and mobile channels.” – Suresh Vittal, Forrester Research.

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“The Integrated Marketing Management space is emerging as an important if not imperative business space where advanced technologies that bring a competitive edge to marketers will be highly sought after. A vendor that can provide accelerated data management and analytic agility with proven platform capabilities in the Marketing Ops and Demand Generation – plus expertise in SaaS, lead nurturing and MRM – has the potential to provide an attractive and vigorous marketing automation platform.” – Jonathan Block, Vice President and Service Director, SiriusDecisions

Relevant news resources:

•	Gerson-Lehrman Group Analysis: Teradata and Aprimo – January 3, 2011 – After the Acquisition, You Might Want to Stick With Aprimo

•	Gartner report, Kim Collins – December 23, 2010 – Teradata Strengthens Integrated Marketing Management with Aprimo Deal

•	Forrester blog, Suresh Vittal – December 29, 2010 – The Marketing Software Convergence Continues: Teradata Acquires Aprimo For $525 Million

•	News Release Announcement – December 22, 2010 – Teradata to Acquire Aprimo

•	Teradata focus on business analytics – October 25, 2010 – Teradata Accelerated Analytics Transforms Data Warehouses into Analytic Services Environments

•	Aprimo commentary – Imperatives of the Marketing Revolution – Article series, 2010

•	Aprimo CMO Survey – May 18, 2010 New Survey Reveals Biggest Challenges Facing CMOs Today

About Aprimo

Aprimo is a leading global provider of cloud-based marketing software and services that enhance the productivity and performance of marketing organizations. The company’s integrated marketing software, Aprimo Marketing Studio® for B2C and Aprimo Marketing Studio® for B2B, enables marketers to navigate the changing role of marketing, by taking control of budget and spends, eliminating internal silos with streamlined workflows, and executing innovative multi-channel campaigns to drive measurable return on investment. For more information call +1.317.803.4300 or visit http://www.aprimo.com.

About Teradata

Teradata Corporation (NYSE: TDC) is the world’s largest company solely focused on raising intelligence and achieving enterprise agility through its database software, enterprise data warehousing, consulting, and enterprise analytics. Visit Teradata on the web at www.teradata.com.

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Teradata and Aprimo are trademarks of Teradata Corporation and its affiliates in the United States and other countries.

Note to Investors

This news release contains forward-looking statements. A number of important factors could cause actual results or events to differ materially from those indicated by such forward-looking statements, including the execution of integration plans; the parties’ ability to meet expectations regarding the accounting treatments of the transaction; the possibility that the parties may be unable to achieve expected synergies and operating efficiencies in the arrangement within the expected time-frames or at all and to successfully integrate Aprimo’s operations into those of Teradata – such integration may be more difficult, time-consuming or costly than expected; operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers) may be greater than expected following the transaction; recurring revenue may decline or fail to be renewed; and the retention of certain key employees of Aprimo may be difficult. Teradata and Aprimo are subject to intense competition, and increased competition is expected in the future; and fluctuations in foreign currencies could result in transaction losses and increased expenses subject to the volatility of the international marketplace. Risks, uncertainties and assumptions include the possibility that expected benefits may not materialize as expected; that the transaction may not be completed in a timely manner; that the parties are unable to successfully implement integration strategies; and other risks that are described in Teradata’s SEC filings.

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